Exhibit 10.18

NOTE PURCHASE AGREEMENT

Relating to

$5,000,000

AngioDynamics, Inc.

Taxable Adjustable Rate Notes, Series 2006

Dated: December 5, 2006

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT is dated December 5, 2006, by and between ANGIODYNAMICS, INC., a Delaware corporation (the “Issuer”), and KEYBANC CAPITAL MARKETS, a division of McDonald Investments Inc., an Ohio corporation, as underwriter (the “Underwriter”).

1. Description of the Notes.

The Issuer proposes to issue its $5,000,000 principal amount of Taxable Adjustable Rate Notes, Series 2006 (the “Notes”). The proceeds of the Notes will be used (i) to finance the construction, improving and equipping of an approximately 35,660 square foot facility including a warehouse and distribution center, located on an approximately 565,020 square foot parcel of land, located at 603 Queensbury Avenue, Queensbury, New York, for use as a warehouse and distribution center for medical device products, (ii) to finance the costs of issuance of Notes and (iii) for other purposes as are approved by the Letter of Credit Bank (the “Project”).

(a) The Notes will mature on December 1, 2026, subject to prior redemption as described in the Offering Circular (as hereinafter defined). The initial interest rate on the Series 2006 Notes, effective on the date of their initial delivery through and including the following Wednesday shall be             % per annum. The Notes will be issued pursuant to a Trust Indenture, dated as of December 1, 2006 (the “Indenture”), between the Issuer and The Huntington National Bank, as trustee (the “Trustee”) for the holders of the Notes. The Notes will be payable from and secured by a pledge of certain funds to the Trustee under the Indenture, including certain payments to be made by the Issuer under the Indenture. The Notes are also secured by and paid from draws under an irrevocable direct pay Letter of Credit (the “Letter of Credit”), dated as of the date of initial delivery of the Notes, issued by KeyBank National Association (the “Bank”). The Trustee is entitled to draw under the Letter of Credit (1) an amount equal to the principal of the outstanding Notes (i) to pay the principal of the Notes when due at maturity or upon redemption or acceleration or (ii) to pay the portion of the purchase price corresponding to the principal of Notes purchased pursuant to the Indenture to the extent remarketing proceeds are not available for such purpose, plus (2) an amount equal to 98 days’ interest thereon (calculated at a maximum rate of 10% per annum) (i) to pay interest on the Notes when due or (ii) to pay the portion of the purchase price of Notes purchased pursuant to the Indenture corresponding to the accrued interest, if any, on such Notes to the extent remarketing proceeds are not available for such purchase. Pursuant to a Reimbursement Agreement, dated as of December 1, 2006 (the “Reimbursement Agreement”), between the Issuer and the Bank, the Issuer will agree to reimburse the Bank for amounts drawn on the Letter of Credit. The Issuer’s obligations under the Reimbursement Agreement will be evidenced or secured by a Security Agreement, dated as of December 1, 2006 and a Note Pledge Agreement, dated as of December 1, 2006 (collectively, the “Bank Credit Documents”). Pursuant to the Indenture, holders of the Notes will have the option to tender Notes for purchase, which tendered Notes will be purchased with funds from the remarketing of the Notes or drawings on the Letter of Credit, as provided in the Indenture.

(b) The Notes are being initially issued without registration under the provisions of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to exemption from such registration under Section 3(a)(2) of the Securities Act and without registration under any state securities laws. It is intended that the Notes may be purchased by the Underwriter without registration of any security under the Securities Act of 1933, as amended (the “Securities Act”), or qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

(c) To provide for the remarketing of the Notes pursuant to the terms of the Indenture, the Issuer and the Underwriter, as Remarketing Agent, will enter into a Remarketing Agreement, dated as of December 1, 2006 (the “Remarketing Agreement”).

(d) Pursuant to the Indenture and the Letter of Representations as defined therein, the Notes are being issued in book-entry only form, and the parties acknowledge that, where appropriate, references herein to Notes shall mean Beneficial Ownership Interests, as defined in the Indenture.

2. Purchase and Closing.

(a) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Issuer hereby agrees to sell to the Underwriter and the Underwriter hereby agrees to purchase from the Issuer all (but not less than all) of the Notes as contemplated herein. The Underwriter shall purchase the Notes from the Issuer at an aggregate purchase price of $4,968,050.00, representing the aggregate principal amount of the Notes ($5,000,000.00) less Underwriter’s discount of $31,250.00, less Underwriter’s expenses of $700.00. In connection with the purchase of the Notes, the Issuer shall pay to the Underwriter the expenses described in Section 7 hereof (net of the underwriter’s discount as set forth in the preceding sentence), to be payable by wire transfer in immediately available funds on the Closing Date (as defined below).

(b) The Issuer has delivered or shall cause to be delivered to the Underwriter copies of the Offering Circular, dated December 1, 2006 (the “Offering Circular”) in quantities and at times sufficient to enable the Underwriter to comply with the applicable rules of the Securities and Exchange Commission. The Issuer hereby approves the use and distribution by the Underwriter to persons who may be interested in the purchase of the Notes of the Offering Circular, and hereby authorizes the Underwriter to use and distribute the Offering Circular, and copies of the Indenture and all other documents, including without limitation the Letter of Credit and related documents, to be executed in connection with the purchase of the Notes.

(c) The Underwriter covenants and agrees to send to each person that purchases Notes from the Underwriter a copy of the Offering Circular concurrently with or prior to sending to such purchaser a final written confirmation of the sale. Further, the Underwriter agrees not to use the Offering Circular for the purpose of marketing the Notes subsequent to receiving written notice from the Bank or the Issuer which (i) states that the Offering Circular contains an untrue statement of a material fact or omits to state a material fact, and (ii) specifically identifies the material fact or omission, provided that upon the amendment of the Offering Circular to the satisfaction of the party delivering the notice pursuant hereto, the Underwriter may, subject to the continuing obligations contained herein, resume use of the amended Offering Circular in marketing the Notes.

(d) At 9:00 a.m. Eastern time on December 6, 2006, or at such earlier or later time or date as shall be agreed by the Issuer, the Bank and the Underwriter (such time and date being herein referred to as the “Closing Date”), the Issuer will issue and deliver the Notes in definitive form (being in the aggregate principal amount of $5,000,000, registered in the name of Cede & Co.), duly executed by the Issuer and authenticated by the Trustee as provided for in the Indenture; and the Underwriter shall pay the purchase price of the Notes by wire transfer in immediately available funds to an account specified by the Trustee, for the account of the Issuer (such delivery and payment being herein referred to as the “Closing”). The Notes shall be delivered to the Trustee to be held in its custody pursuant to a FAST delivery arrangement with and on behalf of The Depository Trust Company (“DTC”), in respective denominations equal to the aggregate principal amount of Notes. It is anticipated that CUSIP identification numbers will be placed on the Notes, but neither the failure to place those numbers on any Note nor any error with respect thereto shall constitute cause for failure or refusal by the Underwriter to accept delivery of the Notes in accordance with the terms of this Note Purchase Agreement.

3. Issuer’s Representations and Warranties. The Issuer makes the following representations and warranties to the Underwriter:

(a) The Issuer is a corporation, duly organized, validly existing under the laws of the State of Delaware, and has full legal right, power and authority to own the Issuer’s properties and conduct the Issuer’s business. The Issuer has full legal right, power and authority to execute and deliver this Note Purchase Agreement, the Indenture, the Notes, the Bank Credit Documents to which it is a party, the Reimbursement Agreement, the Letter of Representations and the Remarketing Agreement, to authorize the distribution and use of the Offering Circular, and to take any and all such action as may be required on its part to carry out, give effect to and consummate the transactions contemplated by this Note Purchase Agreement, the Indenture, the Notes, the Bank Credit Documents to which it is a party, the Remarketing Agreement, the Reimbursement Agreement and the Letter of Representations (all of the foregoing are collectively hereinafter referred to as the “Issuer Documents”).

(b) The Issuer has duly authorized, executed and delivered this Note Purchase Agreement, and on the Closing Date will have duly authorized, executed and delivered the other Issuer Documents, and has taken or will take all such action as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by each of the Issuer Documents. This Note Purchase Agreement constitutes, and the other Issuer Documents, when executed and delivered, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except that enforceability may be limited by laws relating to bankruptcy, reorganization or other similar laws affecting the rights of creditors or by equitable principles which may affect the availability of specific performance or other equitable remedies.

(c) Neither the execution and delivery of the Issuer Documents, nor the consummation of the transactions contemplated therein or the compliance with the provisions thereof, will conflict with, or constitute on the part of the Issuer a violation of, or a breach of or default under, the Issuer’s Certificate of Incorporation, By-laws or any material indenture, mortgage, commitment, note or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties. All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the Issuer’s execution and delivery of, consummation of the transactions contemplated by and compliance with the provisions the Issuer Documents have been obtained.

(d) Except as disclosed to the Underwriter, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best of the knowledge of the Issuer, threatened, against the Issuer, or the actions taken or contemplated to be taken by the Issuer, nor, to the best of the knowledge of the Issuer, is there any basis therefor, which would be expected to materially adversely affect the business, financial condition or operations of the Issuer, or the transactions contemplated by, or the validity or enforceability of the Issuer Documents.

(e) No event has occurred and no condition exists which, upon issuance of the Notes, would constitute (or with the giving of notice or lapse of time, or both, would constitute) an Event of Default under any of the Issuer Documents.

(f) The Issuer is not in violation of any provisions of, or in default under, its Certificate of Incorporation, By-laws, or any statute, material indenture, mortgage, commitment, note or other agreement or instrument to which it is a party or by which it is bound, or any order, rule, regulation or decision of any court or governmental agency or body having jurisdiction over it or any of its activities or properties, which violation would materially and adversely affect its business or financial condition.

(g) The Issuer hereby ratifies and authorizes the distribution and use of the Offering Circular. Subject to the proviso that the Offering Circular is a summary and does not contain detailed information about the Issuer or its intended use of proceeds from the sale of the Notes and that the Issuer makes no representation as to the financial condition of the Bank or the information contained in the Offering Circular on the cover page and under the captions “INTRODUCTORY STATEMENT” (except to the extent pertaining to the Issuer, the Project or the use of Note Proceeds), “THE LETTER OF CREDIT BANK”, “THE CREDIT FACILITY”, “THE REIMBURSEMENT AGREEMENT”, “THE NOTES–Book-Entry Only System”, “LEGAL MATTERS”, “UNDERWRITING OF THE NOTES” and in APPENDIX A–KEYBANK NATIONAL ASSOCIATION”, the Offering Circular does not and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representation is made solely for the benefit of the parties to this Note Purchase Agreement and their successors and assigns and is not made for and shall not confer any rights, remedies or benefits upon any third parties including any purchasers of the Notes.

(h) The Issuer will furnish such information, execute such instruments, and cooperate with the Underwriter as the Underwriter may request in order for the Underwriter to qualify the Notes, or perfect an exemption from registration, for offer and sale of the Notes under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate and the Issuer will use its best effort to continue such exemption or qualification in effect so long as required for distribution of the Notes;

provided however, that the Issuer shall not be required to execute a general or special consent to service of process or to qualify to do business in connection with such exemption or qualification.

(i) Any certificate signed by any officer of the Issuer and delivered to the Issuer’s Counsel, the Underwriter or the Bank at or before the Closing Date shall be deemed a representation and warranty by the Issuer to Bond, Schoeneck & King, PLLC, as Issuer’s Counsel, the Underwriter, Underwriter’s Counsel (as defined hereinbelow) and the Bank as to the truth of the statements therein contained.

4. Covenants of the Issuer. The Issuer covenants as follows:

(a) At all times subsequent to the acceptance hereof by the Underwriter, including the Closing Date, the Offering Circular (not including the sections excepted in Section 3(g) hereof) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they shall have been made, not misleading. The Issuer agrees to provide the Underwriter, in such quantities as may be requested by the Underwriter, the Offering Circular not later than the Closing Date.

(b) The Issuer will take such action as may be requested to facilitate the timely consummation of the transactions contemplated by this Note Purchase Agreement.

(c) The Issuer will notify the Underwriter and the Bank of any material adverse change in the business, properties or financial condition of the Issuer occurring before the Closing Date.

(d) Prior to or at the Closing, the Issuer will have duly authorized, executed and delivered the Issuer Documents.

(e) At all times subsequent to the acceptance hereof by the Underwriter to and including the Closing Date, the Issuer will not take any action which would cause any representation or warranty made by it herein to be untrue in any material respects as of the Closing Date.

5. Conditions to the Obligations of the Underwriter. The obligation of the Underwriter to purchase the Notes on the Closing Date shall be subject, at the option of the Underwriter, to the accuracy in all material respects of the representations and warranties on the part of the Issuer contained herein as of the date hereof and as of the Closing Date, to the accuracy in all material respects of the statements of the Issuer and the Bank made in any certificates or other documents furnished pursuant to the provisions hereof, to the performance by the Issuer of its obligations to be performed hereunder at or prior to the Closing Date and to the following additional conditions:

(a) At the Closing Date, the Issuer Documents, all other Bank Credit Documents and the Letter of Credit shall have been duly authorized, executed and delivered by the respective parties thereto, and the Offering Circular shall have been delivered to the Underwriter, and none of the foregoing agreements shall have been amended, modified or supplemented so as to materially affect the content thereof, except as may have been agreed to in writing by the Underwriter, and there shall have been taken in connection therewith, with the issuance of the Notes, and with the transactions contemplated thereby and by this Note Purchase Agreement, all such actions as Calfee, Halter & Griswold LLP, counsel to the Underwriter (“Underwriter’s Counsel”), shall deem to be necessary and appropriate.

(b) At the Closing Date, the Offering Circular shall not have been amended, modified or supplemented, except as may have been agreed to in writing by the Underwriter.

(c) At or prior to the Closing Date, no event shall have occurred or information become known which, in the judgment of the Underwriter, makes untrue in any material respect any statement or information contained in the Offering Circular or has the effect that the Offering Circular contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) At or prior to the Closing Date, the Underwriter shall have received an original copy or copies of the following documents, in each case satisfactory in form and substance to the Underwriter and in each applicable case conforming in all material respects with any description thereof contained in the Offering Circular:

(i) The Issuer Documents, the Letter of Credit and the other Bank Credit Documents, each duly executed and delivered by the respective parties thereto, with such amendments, modifications or supplements as may have been agreed to in writing by the Underwriter;

(ii) The opinion of Bond, Schoeneck & King, PLLC, counsel to the Issuer, dated the Closing Date, satisfactory to the Underwriter and Underwriter’s Counsel;

(iii) The enforceability opinion of Calfee, Halter & Griswold LLP, special co-counsel to the Bank, dated the Closing Date, satisfactory to the Underwriter and the Underwriter’s Counsel;

(iv) The securities opinion of Calfee, Halter & Griswold LLP, Underwriter’s Counsel, dated the Closing Date, satisfactory to the Underwriter;

(v) The opinion of Lemery, Greisler, LLC, Esq., counsel to the Bank, dated the Closing Date, to the effect that the description of the Reimbursement Agreement in the Offering Circular is an accurate summary of that document;

(vi) Certificates, dated the Closing Date, signed by duly authorized officers of the Bank, satisfactory to the Underwriter and the Underwriter’s Counsel;

(vii) A certificate, dated the Closing Date, signed by a duly authorized officer of the Issuer, satisfactory to the Underwriter and the Underwriter’s Counsel, to the effect that the representations and warranties of the Issuer set forth in Section 3 hereof are true, correct and complete on the date of such certificate; and

(viii) Such additional legal opinions, certificates, proceedings, instruments and other documents as the Underwriter or the Underwriter’s Counsel may request to evidence compliance by the Bank, the Trustee or the Issuer with legal requirements of closing, and to certify the truth and accuracy, as of the Closing Date, of the representations of the Issuer contained herein and the due performance or satisfaction by the Bank, the Trustee and the Issuer at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by each of them.

(e) Between the date hereof and the Closing Date, legislation shall not have been enacted by the Congress or be actively considered for enactment by Congress, or recommended to the Congress for enactment by the President of the United States, or introduced or favorably reported for passage to either house of the Congress, and neither a decision, order or decree of a court of competent jurisdiction, nor an order, ruling, regulation or official statement of or on behalf of the Securities and Exchange Commission shall have been rendered or made, with the purpose or effect that the issuance, offering or sale of the Notes or any related security or obligations of the general character of the Notes or any related security as contemplated hereby, or the execution and delivery of the Indenture, is or would be in violation of any provision of, or is or would be subject to registration or qualification requirements under, the Securities Act or the Trust Indenture Act.

(f) Between the date hereof and the Closing Date, there shall not have occurred any action by the Comptroller of the Currency, the Federal Reserve Board, the Federal Deposit Insurance Corporation, or any governmental agency or court which calls into question the validity or enforceability of the Letter of Credit.

(g) No event shall have occurred or fact exist which makes untrue, incorrect or inaccurate, in any material respect as of the time the same purports to speak, any statement or information contained in the Offering Circular, or which is not reflected in the Offering Circular but should be reflected therein as of the time and for the purpose for which the Offering Circular is to be used in order to make the statements and information contained therein not misleading in any material respect as of such time.

(h) None of the following shall have occurred: (i) additional material restriction not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange or such trading shall have been suspended; (ii) the New York Stock Exchange or other national securities exchange, or the National Association of Securities Dealers, Inc. or other national securities association, or other similar national self-regulatory rule-making board, or any governmental authority, shall impose, as to the Notes or similar obligations, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or change in the net capital requirements of, underwriters; (iii) a general banking moratorium shall have been declared by federal, New York or Ohio authorities; or (iv) a war involving the United States of America, whether or not declared, or any other national or international calamity or crisis, or a financial crisis, shall have occurred, the effect of which, in the judgment of the Underwriter, would make it impracticable to market the Notes or would materially and adversely affect the ability of the Underwriter to enforce contracts for the sale of the Notes.

(i) All matters relating to this Note Purchase Agreement, the Offering Circular, the Issuer Documents, the other Bank Credit Documents, the Letter of Credit and the consummation of the transactions contemplated by this Note Purchase Agreement and the Offering Circular, shall be satisfactory to and subject to the approval of the Underwriter.

If the conditions to the Underwriter’s obligations contained in this Note Purchase Agreement are not satisfied or if the Underwriter’s obligations shall be terminated for any reason permitted herein, this Note Purchase Agreement shall, at the option of the Underwriter, terminate and neither the Underwriter nor the Issuer shall have any further obligations hereunder, except as provided in Section 7 with respect to the payment of certain expenses.

6. Survival of Representations, Warranties, Covenants, Agreements and Indemnities. All representations, warranties, covenants, agreements and indemnities contained in this Note Purchase Agreement, or contained in the certificates of members, officials, partners or officers of the Issuer submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation by or on behalf of the Underwriter or any person controlling the Underwriter, and shall survive delivery of the Notes to the Underwriter and payment therefor by the Underwriter.

7. Expenses. All costs and expenses incident to the performance of the Underwriter’s and the Issuer’s obligations in connection with the authorization, issuance and sale of the Notes shall be paid by the Issuer, including without limitation the costs for preparing, negotiating and reproducing the Issuer Documents and the other Bank Credit Documents (if any), fees and expenses of the Bank, including fees and expenses of its counsel, fees and expenses of the Trustee, fees and expenses of Note Counsel and all expenses of underwriting the Notes, including without limitation fees and expenses of the Underwriter and the Underwriter’s Counsel. All such costs and expenses shall be paid by the Issuer whether or not the Notes are actually issued and sold. To the extent statements for such costs and expenses are available on the Closing Date, the Issuer shall pay such costs and expenses on the Closing Date.

8. Indemnification.

(a) General. The Underwriter and the Issuer (each, an “Indemnifying Party”) each covenants and agrees to indemnify the other party hereto and their respective directors, officers, members, partners, trustees, representatives and employees and each person, if any, who controls any of such persons within the meaning of Section 15 of the Securities Act (collectively, the “Indemnified Parties”) for, and to hold each Indemnified Party harmless against, all liabilities, claims, costs, losses and expenses (including without limitation, to the extent permitted by law, attorneys’ fees and expenses), imposed upon or asserted against the Indemnified Parties:

(i) Under any statute or regulation, at law, in equity or otherwise, insofar as those liabilities, claims, costs, losses and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with reference to the information referred to in Section 8(c) hereof contained in the Offering Circular, or any amendment thereof or supplement thereto, or any other sales material used by the Underwriter (provided that the Indemnifying Party shall have approved in writing the use of such material), or which arise out of or are based upon any omission or alleged omission to state therein with reference to such information a material fact which is required to be stated therein or which is necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(ii) Pursuant to any action, claim or proceeding brought in connection with any of the foregoing; and

(iii) To the extent of the aggregate amount paid in settlement of any actions, claims or proceedings, commenced or threatened, based upon any untrue statement, alleged untrue statement, omission or alleged omission described above, if the settlement is effected with the written consent of the Indemnifying Party;

and (unless the Indemnifying Party assumes the defense of the applicable claim, suit, action or proceeding pursuant to paragraph (b) below) shall reimburse any legal or other expenses incurred by any Indemnified Party in connection with investigating and defending any liability, claim, cost, loss, expense, action or proceeding described above; provided, nothing herein shall require the Indemnifying Party to pay for any losses, claims, damages, liabilities or expenses resulting from the negligence or the willful misconduct of an Indemnified Party. At the request and the expense of the Indemnifying Party, each Indemnified Party shall cooperate in making any investigation and defense of any action, claim or proceeding and shall assert appropriately the rights, privileges and defenses which are available to the Indemnified Party in connection therewith.

(b) Procedure. The Indemnified Party shall, in the event of any claim, suit, action or proceeding against it in respect of which indemnity may be sought on account of any indemnity agreement by the Indemnifying Parties contained herein, promptly give written notice thereof to the appropriate Indemnifying Parties. When such notice is given, the Indemnifying Party shall be entitled to participate at its own expense in the defense of, or if it so elects, to assume the defense of, such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Indemnifying Party, but if the Indemnifying Party shall elect not to assume such defense, it shall reimburse such Indemnified Party or Parties for the fees and expenses of any counsel retained by them. The foregoing notwithstanding, in the event that the Indemnifying Party shall assume such defense and any Indemnified Party or Parties shall be advised by independent legal counsel that counsel selected by the Indemnifying Party is not fully and adequately protecting such party or parties and representing the interests of such party or parties, any such Indemnified Party or Parties shall have the right to conduct its or their own defense against any such claim, suit, action or proceeding in addition to or in lieu of any defense conducted by the Indemnifying Party, and the Indemnifying Party shall indemnify and hold harmless such Indemnified Party or Parties against and from any and all suits, claims, damages, liabilities or expenses whatsoever (including fees and expenses of counsel selected by such

Indemnified Party or Parties) incurred by and arising out of or in connection with any such claim, suit, action or proceeding. An Indemnifying Party shall not be liable for the settlement of any claim, suit, action or proceeding effected without its consent, which consent shall not be withheld unreasonably.

(c) Indemnified Information. The information as to which each Indemnifying Party hereto indemnifies the Indemnified Parties is as follows:

(i) The Issuer as Indemnifying Party: the entire Offering Circular, with the exception of: the information on the cover page (except to the extent pertaining to the Issuer, the Project, or the use of proceeds) and in the sections captioned “INTRODUCTORY STATEMENT” (except to the extent pertaining to the Issuer, the Project or the use of Note Proceeds), “THE LETTER OF CREDIT BANK”, “THE CREDIT FACILITY”, “THE REIMBURSEMENT AGREEMENT”, “THE NOTES–Book-Entry Only System”, and “LEGAL MATTERS”, APPENDIX A–KEYBANK NATIONAL ASSOCIATION’ and the information set forth in (ii) below; and

(ii) The Underwriter as Indemnifying Party: information in the section of the Offering Circular captioned “UNDERWRITING OF THE NOTES.”

9. Parties in Interest. This Note Purchase Agreement is made solely for the benefit of the Underwriter, the Issuer and their respective successors and assigns, and the Indemnified Parties, and no other person, partnership, limited liability company, association, corporation or other legal entity shall acquire or have any rights under or by virtue of this Note Purchase Agreement. Nothing contained in this Note Purchase Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or other legal entity including any purchaser of the Notes, other than a party hereto or its successors and assigns, any rights, remedies or other benefits under or by reason of this Note Purchase Agreement, all third party rights being hereby negated.

10. Notices. Any notice or other communication to be given to any party to this Note Purchase Agreement may be given by delivering the same in writing at the respective addresses set forth below:

Issuer:	AngioDynamics, Inc.
603 Queensbury Avenue
Queensbury, New York 12804
Attention: Eamonn P. Hobbs and Joseph G. Gerardi

Underwriter:	KeyBanc Capital Markets
a division of McDonald Investments Inc.
127 Public Square–4th Floor
Mail Code: OH-01-27-0427
Cleveland, Ohio 44114
Attn: Mr. Jeffrey S. Freese

11. Severability. If any provisions of this Note Purchase Agreement shall be held or deemed to be or shall, in fact, be inoperative, invalid or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy, or any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Note Purchase Agreement invalid, inoperative or unenforceable to any extent whatever.

12. Good Faith. Each party to this Note Purchase Agreement shall be obligated to act in good faith in the performance and enforcement of its obligations and rights hereunder, and shall have an obligation to deal fairly with the other party with respect to all matters pertaining hereto, expressed herein or otherwise, having due regard for all relevant facts and circumstances.

13. Applicable Law. This Note Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Note Purchase Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Issuer and the Underwriter have caused this Note Purchase Agreement to be duly executed by their duly authorized representatives, respectively, as of the date first above written.

ANGIODYNAMICS, INC.

By:	/S/ ROBERT D. MITCHELL
Robert D. Mitchell Vice President and Chief Operating Officer

KEYBANC CAPITAL MARKETS, a division of McDonald Investments Inc.

By:	/S/ JEFFREY S. FREESE
Jeffrey S. Freese, Managing Director